                              BALDWIN & LYONS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 2, 2006


TO THE SHAREHOLDERS OF
BALDWIN & LYONS, INC.:



         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. (the "Corporation") will be held Tuesday, May 2, 2006 at 10:00 a.m., Indianapolis Time, at 1099 North Meridian Street, Indianapolis, Indiana 46204 for the following purposes:


1.            To elect thirteen (13) directors,

2. To amend the Baldwin and Lyons, Inc. Deferred Director Fee Stock Option Plan to increase the number of Class B Common Shares subject to grant under that plan from 187,500 to 300,000 and extend the term of the plan to 2016;

3. To ratify the appointment of Ernst & Young LLP as independent auditors for the Corporation, and

4. To transact such other business as may properly come before the meeting and any adjournment thereof.

         The Board of Directors has fixed the close of business on March 14, 2006, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Whether or not you plan to attend the Annual Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

         Shares of the Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.

Date: March 31, 2006.


                                            By Order of the Board of
                                            Directors


                                            James E. Kirschner
                                            Secretary



             YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, SIGN AND
               PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE
             WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON

                              BALDWIN & LYONS, INC.

                                 PROXY STATEMENT

                               GENERAL INFORMATION

USE OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation by Baldwin & Lyons, Inc. (the "Corporation") of proxies to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 2, 2006, in accordance with the foregoing notice. The Proxy Statement and accompanying proxy card were mailed to shareholders on or about March 31, 2006.

         The mailing address of the Corporation's principal office is 1099 North Meridian Street, Indianapolis, Indiana 46204.

         Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Corporation a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to the Corporation, and not revoked, will be voted at the Annual Meeting.

         Shares will be voted according to the directions of the shareholder as specified on the proxy. If no directions are given, the proxy will be voted FOR the election of the thirteen directors named as nominees in this Proxy Statement, FOR the amendment to the Baldwin & Lyons Deferred Director Fee Stock Option Plan to increase the number of Class B Common Shares subject to the Plan from 187,500 to 300,000 and FOR the ratification of the appointment of Ernst & Young LLP as independent auditors for the Corporation. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

RECORD DATE AND VOTING SECURITIES

         The close of business on March 14, 2006, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of March 14, 2006, the Corporation had 2,666,666 shares of Class A Common Stock outstanding and entitled to vote. Each share of Class A Common Stock is entitled to one vote. The vote can be exercised in person or by proxy. There are no other outstanding securities of the Corporation entitled to vote. There will be no cumulative voting for the election of directors.

         Shares of Class B Common Stock are not entitled to vote and proxies are not being solicited in regard to the Class B shares.


EXPENSES OF SOLICITATION

         All expenses of the solicitation of proxies will be paid by the Corporation. Officers, directors and other employees of the Corporation may solicit proxies by telephone or telegram or by special calls. The Corporation will also reimburse brokers and other persons holding stock in their names or in the names of their nominees for their expenses in forwarding proxies and proxy material to the beneficial owners of the Corporation's stock.

BENEFICIAL OWNERS OF MORE THAN 5% OF THE CLASS A COMMON STOCK

         The following table contains information concerning persons who, to the knowledge of the Corporation, beneficially owned on March 14, 2006, more than 5% of the outstanding voting securities of the Corporation:

========================================= ===================================== ====================================
                                               NUMBER OF CLASS A SHARES
          NAME AND ADDRESS OF                        AND NATURE OF
          BENEFICIAL OWNER <F1>                   BENEFICIAL OWNERSHIP               PERCENT OF CLASS A SHARES
----------------------------------------- ------------------------------------- ------------------------------------
SHAPIRO FAMILY INTERESTS
   (in the aggregate)  <F2>                            1,248,749                              46.83%
    799 Central Avenue
    Highland Park, Illinois 60035
         Nathan Shapiro                                1,130,399                              42.41%
         Robert Shapiro                                  861,375                              32.30%
         Norton Shapiro                                  758,625                              28.45%
----------------------------------------- ------------------------------------- ------------------------------------
JOHN D. WEIL
   509 Olive Street
   St.  Louis, Missouri  <F3>                            334,000                              12.53%
========================================= ===================================== ====================================

 <F1> Shares as to which the beneficial owner has, or may be deemed to have, sole voting and investment powers as to Class A shares, except as otherwise noted.

 <F2> Information with respect to the Shapiro family interests was obtained from
      Amendment No. 13 to Schedule 13D dated December 23, 1986, and Forms 4 and 5 as filed by such persons with the Securities and Exchange Commission and delivered to the Corporation, and additional information was provided by Nathan Shapiro. The amounts shown for the individuals are included in the amount shown for the Shapiro family interests in the aggregate. Nathan, Robert and Norton Shapiro are brothers. The Class A shares reported in the above table for the Shapiro family interests include 353,250 shares(13.25%) held of record by the Shapiro Family Limited Partnership - Gift Shares for which Nathan, Robert and Norton are each limited partners and beneficiaries as well as 178,500 shares(6.69%) held of record by Gelbart Fur Dressers, 41,250 shares(l.55%) held of record by Jay Ell Company and 178,125 shares (6.68%) held of record by Diversified Enterprises, all three of which are Illinois partnerships of which Nathan, Robert and Norton Shapiro are the general partners and as to which they share voting and investment powers. These shares, totaling 751,125 Class A shares (28.17%), are also included in the listing for individual beneficial ownership of each of the three brothers.

 <F3> Information with respect to the interests of John D. Weil was obtained from Amendment No. 5 to Schedule 13D, dated February 21, 2006, as well as Forms 4 and 5 filed with the Securities and Exchange Commission and delivered to the Corporation. The shares reported include all shares held in the name of family members, family custodianships or family trusts of Mr. Weil. Mr. Weil has reported that he has sole voting and investment powers as to 185,000 Class A shares and shared voting and investment powers as to 149,000 Class A shares, subject to the limitation that Mr. Weil has declared that the Schedule 13D shall not be construed as an admission that he is, for purposes of Sections 13(d) or 13(g) of the Securities Exchange Act, the beneficial owner of the securities covered by the Schedule 13D.

DIRECTORS AND NOMINEES

         Thirteen (13) directors are to be elected to hold office until the 2007 Annual Meeting and until their respective successors are elected and qualified. The Corporation contemplates that all of the nominees will be able to serve. However, if any of the nominees are unable to serve, the persons named as proxies in the accompanying Proxy may vote for another nominee, or nominees according to their best judgment.

        All of the nominees are currently directors of the Corporation. None of the directors are family-related, except Nathan, Robert and Norton Shapiro, who are brothers. A majority of the nominees are Independent Directors within the meaning of applicable NASDAQ listing standards. Set forth in the following summaries is the age of each director and nominee, all offices held with the Corporation, the nominee's principal occupation, a brief account of business experience during the past five years and other directorships.

STUART D. BILTON (3)(4)               Age 59                 Director Since 1987

Mr. Bilton is currently the Vice Chairman of ABN AMRO Asset Management (US), Inc. and Chairman of ABN AMRO Funds, Inc. From 2001 to 2003, he was the President and Chief Executive Officer of ABN AMRO Asset Management, Inc. Prior to that, he was the President and Chief Executive Officer of Alleghany Asset Management, Inc. and Executive VP of The Chicago Trust Company, both of which were acquired by ABN AMRO.

JOSEPH J. DEVITO                     Age 54                  Director Since 1997

Mr. DeVito is an Executive Vice President of the Corporation and President and a director of Sagamore Insurance Company ("Sagamore"), a wholly-owned subsidiary of the Corporation's wholly-owned subsidiary, Protective Insurance Company ("Protective") and a director of Protective. Mr. DeVito has been employed by the Corporation since 1981.

OTTO N. FRENZEL III (2)(F4)          Age 75                  Director Since 1979

Mr. Frenzel is retired and was formerly the Chairman of the Board of National City Bank of Indiana, a national bank and a subsidiary of National City Corporation.

JAMES W. GOOD                        Age 62                  Director Since 1997

Mr. Good is an Executive Vice President of the Corporation and President and a director of Protective and a director of Sagamore. Mr. Good has been employed by the Corporation since 1964.

GARY W. MILLER (3)                   Age 65                  Director Since 1977

Mr. Miller has been Chairman and Chief Executive Officer of the Corporation since 1997 and has been President of the Corporation since 1983. He is also Chairman and Chief Executive Officer of the Corporation's wholly-owned subsidiaries Protective, Sagamore and B & L Insurance, Ltd. Mr. Miller has been employed by the Corporation since 1965.

JON MILLS                            Age 67                  Director Since 2004

Mr. Mills is the Co-Chairman of Medline Industries, Inc., a privately held manufacturer and distributor of health care supplies.

JOHN M. O'MARA (2)(3)                Age 78                  Director Since 1981

Mr. O'Mara is a business consultant and private investor. He is also a director of The Midland Company and Royster Clark, Ltd.

THOMAS H. PATRICK (1)(3)             Age 62                  Director Since 1983

Mr. Patrick is currently a principal and co-owner of New Vernon Capital LLC an investment management company. From 2002 until his retirement in 2003, he was the Executive Vice Chairman, Finance & Administration of Merrill Lynch & Co., Inc., and prior thereto he held a number of executive positions with Merrill Lynch & Co., Inc. Mr. Patrick also serves as a director of Deere & Company, Computer Sciences Corporation and optionsXpress Holdings, Inc.

JOHN A. PIGOTT (1)(2)(4)             Age 74                  Director Since 1997

Mr. Pigott is retired. Prior to his retirement in 1996, he served in various capacities at Anixter, Inc., including Director, Vice Chairman, President and Chief Executive Officer.

NATHAN SHAPIRO (3)                   Age 69                  Director Since 1979

Mr. Shapiro is the president of SF Investments, Inc., a broker/dealer in securities. Since December, 1977, he has also served as President of New Horizons, Inc., management consultants.

NORTON SHAPIRO                       Age 73                  Director Since 1983

Mr. Shapiro is currently retired. Prior to his retirement he was Executive Vice President of National Superior Fur Dressing & Dyeing Co., Inc., a corporation engaged in the processing, cleaning and dressing of furs.

ROBERT SHAPIRO                       Age 67                  Director Since 1997

Mr. Shapiro is the President and Chief Executive Officer of Emlin Cosmetics,
Inc.

JOHN D. WEIL (1)(3)                  Age 65                  Director Since 1997

Mr. Weil is President of Clayton Management Co. and also serves as a director of Allied Healthcare Products, Inc. and PICO Holdings, Inc.

In December 2002 an action initiated by the Securities and Exchange Commission ("Commission") against Mr. Weil was settled simultaneously with its filing pursuant to a consent agreement entered into by Mr. Weil. The Commission alleged violations of the anti-fraud provisions of the federal securities laws arising in connection with transactions in the securities of Kaye Group, Inc. ("Kaye Group") involving material non-public information. Mr. Weil was not an officer or director of Kaye Group. The transaction cited by the Commission in its complaint involved less than one percent of the securities of Kaye Group beneficially owned by Mr. Weil and less than one-tenth of one percent of the Kaye Group's outstanding shares. Mr. Weil consented to the entry of a final judgment of permanent injunction and other relief, including disgorgement of alleged profits in the amount of $47,000 and civil penalties of a like amount, but did not admit to nor deny any of the allegations in the Commission's complaint.

  (1) Member of the Compensation and Employee Benefits Committee which makes recommendations to the Board of Directors concerning the compensation arrangements for the executive officers of the Corporation; establishes policies relating to salaries and job descriptions; evaluates performance of executive employees; and reviews and administers remuneration and incentive plans and employee benefit programs of the Corporation. This Committee held two formal meetings during 2005, and also carried on its business through telephone conversations and informal contacts among its members.

  (2) Member of the Audit Committee which, among other duties, reviews with the independent auditors the scope of the audit work performed, any questions arising in the course of such work, and inquiries as to other matters such as internal accounting controls, financial reporting and security and personnel staffing. The Board of Directors has determined that Otto N. Frenzel III, who chairs the Audit Committee, meets the requirements adopted by the Securities and Exchange Commission as an "audit committee financial expert." Mr. Frenzel served as Chairman of National City Bank of Indiana prior to his retirement. For many years prior thereto he was Chairman and Chief Executive Officer of Merchants National Corporation, a bank holding company. In such capacity Mr. Frenzel had experience actively supervising a principal financial officer as well as other relevant experience. The Audit Committee held five formal meetings during 2005.

  (3) Member of the Investment Committee which controls and makes decisions concerning investments made by the Corporation and each of its wholly owned subsidiaries. The Investment Committee held four formal meeting during 2005 and also conducted business in conjunction with regular quarterly Board of Directors meetings. The Investment Committee also carries on its business through frequent telephone conversations and informal contacts among its members.

  (4) Member of the Nominating Committee, which is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. An additional discussion of the responsibilities of the Nominating Committee is contained on pages 8 and 9 of this Proxy Statement.

         During 2005, the Board of Directors held four regular meetings, and each director attended at least 75% of the meetings of the Board of Directors and the committees on which he served. All directors of the Corporation are encouraged to attend the annual meeting of shareholders. All directors were in attendance at the Corporation's 2005 annual meeting.


DIRECTORS' FEES

         Members of the Board of Directors who are not employed by the Corporation receive directors' fees in the amount of $6,500 for each quarterly meeting attended in person. Directors attending by teleconference or unable to attend a meeting receive a fee of $5,000. Members of committees of the Board of Directors receive no additional compensation for their service on committees with the exception of the Chairman of the Audit Committee who receives $1,000 per quarter in additional compensation. In addition, each director receives an annual grant of an option to purchase 1,500 Class B Common Shares at the market price at the close of business on the date of the annual meeting. Directors who are employed by the Corporation do not receive directors' fees. Travel and out-of-pocket expenses of members of the Board of Directors incurred in attending Board of Directors meetings and committee meetings are paid by the Corporation.

          Prior to May, 2005, certain of the directors elected to participate in the Baldwin & Lyons, Inc. Deferred Director Fee Option Plan ("Director Plan"), which was approved by shareholders at the 1989 annual meeting. Those directors deferred receipt of portions of their director fees through receipt of discounted stock options. Options received under the Director Plan become exercisable one year from the date of the grant and are exercisable within ten years of the date of the grant. Exercise prices are $.80 per share for options received prior to February, 2003 and $1.00 per share for all option received thereafter. A total of 4,742 discounted stock options were granted in lieu of cash compensation during 2005. From the beginning of the plan to the present, a total of 133,255 options have been granted in lieu of cash compensation under the Director Plan. A total of 114,053 options have been exercised since the beginning of the Director Plan, including 1,047 exercised during 2005 and 932 in January, 2006. As a result of recent revisions to applicable tax law relating to deferred compensation, it was determined that none of the Directors would receive discount stock options under the Director Plan after May, 2005.


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires executive officers, directors and ten percent (10.0%) beneficial owners to file initial reports of ownership and reports of changes in ownership of our securities with the Securities and Exchange Commission. Copies of those reports must be furnished to the Corporation. Based solely on a review of the Section 16(a) reports furnished to the Corporation with respect to 2005 and written representations from the executive officers and directors, we believe that all
Section 16(a) filing requirements applicable to our executive officers and directors during 2005 were satisfied.

COMMON STOCK BENEFICIALLY OWNED BY DIRECTORS AND MANAGEMENT

         The following table contains information concerning shares of Class A and Class B Common Stock of the Corporation beneficially owned on March 14, 2006 by all directors and nominees, the five most highly compensated executive officers (the "Named Executive Officers") and by all directors and officers as a group:

================================= ======================================= ==========================================
                                              CLASS A SHARES                           CLASS B SHARES
--------------------------------- --------------------------------------- ------------------------------------------
  NAME OF BENEFICIAL OWNER OR
     IDENTITY OF GROUP <F1>             NUMBER            PERCENT <F7>       NUMBER <F2> <F6>       PERCENT <F7>
--------------------------------- ------------------ -------------------- --------------------- --------------------
Stuart D. Bilton                                -0-                  -0-                36,182                 .30%
--------------------------------- ------------------ -------------------- --------------------- --------------------
G.  Patrick Corydon                          10,125                 .38%               109,874                 .90%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Joseph J. DeVito                              4,687                 .18%               204,063                1.67%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Otto N. Frenzel, III                          4,687                 .18%                41,714                 .34%
--------------------------------- ------------------ -------------------- --------------------- --------------------
James W. Good                                17,250                 .65%                82,750                 .68%
--------------------------------- ------------------ -------------------- --------------------- --------------------
James E.  Kirschner                          15,468                 .58%               116,875                 .96%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Gary W. Miller                               46,286                1.74%               288,095                2.35%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Jon Mills                                         0                 0.0%                 4,053                 .03%
--------------------------------- ------------------ -------------------- --------------------- --------------------
John M. O'Mara <F3>                          85,312                3.20%                78,057                 .64%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Thomas H. Patrick <F4>                       88,875                3.33%               250,821                2.07%
--------------------------------- ------------------ -------------------- --------------------- --------------------
John A. Pigott                                5,063                 .19%                39,665                 .33%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Nathan Shapiro <F5>                       1,130,999               42.41%             2,578.480               21.24%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Norton Shapiro <F5>                         758.625               28.45%             1.815,480               14.96%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Robert Shapiro <F5>                         861,375               32.30%             1,842,897               15.18%
--------------------------------- ------------------ -------------------- --------------------- --------------------
John D. Weil                                334,000               12.53%             1,586,878               13.07%
--------------------------------- ------------------ -------------------- --------------------- --------------------
Directors   and  officers  as  a
group (15 persons  including the
above named)                              1,860,502               69.77%             5,477,134               43.73%
================================= ================== ==================== ===================== ====================

<F1>      Unless otherwise indicated, shares disclosed are those as to which the beneficial owner has sole voting and investment powers with respect to Class A shares or sole investment power with respect to Class B shares; and includes the beneficial interest of spouses and minor children who share the same residence as the named individual.

<F2>      A total of 12,622,555 Class B shares were issued and outstanding or subject to currently exercisable options as of March 14, 2006.

<F3>      Includes 13,875 Class A shares owned by Mr. O'Mara's wife and 57,375
          Class A shares held in trust for his children, with Mr. O'Mara serving as trustee. Mr. O'Mara disclaims any beneficial interest in these shares.

<F4>      Includes 36,375 Class A shares owned by Mr. Patrick's wife and 236,862
          Class B shares owned by a private family foundation in which Mr. Patrick is an officer and director. Mr. Patrick disclaims any beneficial interest in any of these shares.

<F5>      See "Beneficial Owners of More than 5% of the Common Stock" for Class
          A shares. The shares reported in the above table for Nathan, Norton and Robert Shapiro include 751,125 Class A and 1,799,375 Class B shares owned by the Shapiro Family Limited Partnership and the three partnerships: Gelbart Fur Dressers; Jay Ell Company and Diversified Enterprises. Nathan, Robert and Norton Shapiro are beneficial owners and share investment power with respect to these shares.




<F6>      Includes the number of Class B shares which each of the following persons have a right to acquire within 60 days by exercise of stock options: Mr. Bilton 4,393; Mr. Corydon 30,000; Mr. DeVito 93,750; Mr. Frenzel 4,682; Mr. Good 43,750; Mr. Kirschner 62,500; Mr. Miller 110,000; Mr. Mills 4,053; Mr. O'Mara 10,949; Mr. Patrick 4,333; Mr.
          Pigott 4,448; Mr. Nathan Shapiro 4,448; Mr. Norton Shapiro 3,000; Mr. Robert Shapiro 4,448; Mr. Weil 4,448; and all officers and directors as a group 399,202.

<F7>      For purposes of determining the percentage of the class owned by each named individual, shares subject to options in favor of that individual are deemed outstanding but are not deemed outstanding for computing the percentage of the class held by any other person. All shares subject to options in favor of officers and directors as a group are deemed outstanding for purposes of computing the percentage of the class owned by the officers and directors as a group.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE

         The executive compensation program is administered by the Compensation and Employee Benefit Committee of the Board of Directors (the "Committee"). The Committee oversees the administration of the Corporation's employee benefits plans and establishes policies relating to compensation of employees. The Committee reviews all aspects of executive compensation and evaluates performance of the Corporation's executive officers, including the Named Executive Officers of the Corporation. In addition, the Committee reviews, manages, and administers all of the stock option plans of the Corporation and, in the case of the Employee Plan, designates officers and key employees to receive options, and the number and terms of the options. All decisions by the Committee relating to the compensation of the Corporation's executive officers are reviewed by the full Board before they are implemented.

         The goal of the Corporation's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while, at the same time, motivating and retaining key employees. To achieve this goal, the Corporation's executive compensation policies integrate annual base compensation with bonuses based upon both individual and corporate performance, as discussed in the following paragraph. The Corporation also utilizes equity-based incentive and deferred compensation to ensure that executives, and management in general, have a continuing stake in the long-term success of the Corporation.

         The Committee first seeks to set the CEO's compensation in light of the standards mentioned above as well as the performance of the Corporation in relation to expectations of the Board. The compensation of other executives is set in reference to the compensation of the CEO. Because of the unique nature of the markets which the Corporation serves, the Committee does not believe that there are individual companies or industry measures to which it can reliably compare the performance of the Corporation over a limited period of time. Thus, while the Committee considers the Corporation's financial results in light of industry standards, prevailing market conditions for the Corporation's products and expectations regarding future performance, corporate performance is evaluated primarily against flexible, internally created goals and expectations which must be adjusted frequently in order to react to the numerous external factors which affect the Corporation. The Committee has not set specific numerical targets or goals, but rather evaluates the performance of the management team annually in relation to opportunities presented to them, challenges addressed by them and the results achieved. This process is largely subjective and is not intended to, and cannot be expected to, result in changes in executive compensation which are in direct proportion to increases or decreases in the Corporation's revenue, net income, return on equity or any other single quantitative measure or a predetermined combination of quantitative measures during the year.

         In reviewing the compensation to be paid to the Corporation's executive officers during any given year, the Committee views the results of operations over a several year period. This approach recognizes the cyclical nature of the Corporation's business, the fact that, as a specialty insurance underwriter operating within very narrow markets, the Corporation must, from time-to-time, sacrifice short-term profits for long-term financial growth. In addition, this approach recognizes the stability and unique knowledge base of the executive management team which has essentially been in place since 1980. Portions of executive officers annual compensation have, in the past, been paid in the form of stock options and equity appreciation rights. The use of stock options and equity appreciation rights results in total compensation which is leveraged against, and directly linked to, the Corporation's performance and increases in shareholder value. The linkage results from the relationship of the stock options to the market price of the Corporation's Class B common shares and the relationship of the equity appreciation rights to the book value of the Corporation's shares. The Committee considers all components of the compensation packages of executive officers, including the named executive officers, when making its decisions with respect to annual changes.

         In its deliberations regarding calendar year 2005, the Committee considered its long-term approach regarding the goals and performance of the Corporation and the performance and present compensation of each executive officer of the Corporation. In light of the excellent operating performance during 2004, the Committee determined that the salaries of executive officers for 2005, which were approved in February, 2005, would be increased by an average of 4.9% from the prior year levels, in line with increases offered to all salaried employees at that time. Annual bonuses for 2005, which are determined after the end of the calendar year, remained level when compared to the prior year amounts, in recognition of the fact that operating income, without consideration of the record hurricane losses sustained in 2005, was 22% higher than 2004. No equity appreciation rights or stock options were granted during 2005. The Committee believes that the salaries and bonuses approved are consistent with a long-term view of both the performance of the Corporation and of its executive officers.

         The Corporation has not entered into employment, severance or change-in-control agreements with any employees, including the named executive officers. Further, the Corporation has no post-retirement benefit programs or retirement plans, other than its 401(k) Profit Sharing Plan which is generally available to all employees.

         The Committee has considered the impact of Section 162(m) of the Internal Revenue Code, and the regulations thereunder, on the deductibility of the executive compensation by the Corporation. At the present time, the Committee believes that the impact of Section 162(m) on the Corporation is negligible. Nonetheless, the Committee plans to continue to monitor the regulations and any possible impact they may have on the Corporation, and to take appropriate steps when, and if, any measures are necessary.

COMPENSATION AND EMPLOYEE BENEFITS COMMITTEE
          John D. Weil, Chairman
          Thomas H. Patrick
          John A. Pigott


COMPOSITION AND FUNCTIONS OF THE NOMINATING COMMITTEE.

         Board of Directors has formed a separate nominating committee, consisting solely of Independent Directors, for the purpose of consideration and nomination of directors of the Corporation. The nominating committee has a charter, a copy of which may be found in the corporate governance section of the Corporation's website at www.baldwinandlyons.com. The current members of the Nominating Committee are Stuart D. Bilton, Chairman, Otto N. Frenzel III and John A. Pigott. The Nominating Committee is responsible for selecting the nominees for election as directors and reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of members of the Board of Directors. The skills and characteristics assessed include independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the Board of Directors as a whole.

         The members of the Nominating Committee consider candidates with the following qualifications (though they are not necessarily limited to candidates with such qualifications) and no one factor is considered more important than any other factor:

      o Chief executive officers or senior executives, particularly those with experience in finance, insurance, investments, marketing and operations,.

      o  Individuals representing diversity in gender and ethnicity.

      o Individuals who meet the current criteria of the Securities and Exchange Commission and NASDAQ to be considered as Independent Directors.

         Any shareholder nominee, together with any information about the candidate's qualifications, will be evaluated by the members of the Nominating Committee along with any other proposed candidates. A shareholder wishing to nominate a candidate for the Board of Director should send a written nomination to the Corporate Secretary at the principal offices of the Corporation. The nomination should specify the nominee's name and other qualifications, including, but not limited to, those specified above. To be considered, a nomination must be received at least 120 days prior to next annual meeting of shareholders. In the case of the 2007 annual meeting, the deadline is November 30, 2006. All recommendations must be accompanied by a written consent of the nominee to be nominated for election to the Corporation's Board of Directors.

         The Nominating Committee selected each of the nominees included for election in this Proxy Statement.


SHAREHOLDER COMMUNICATION

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board Committee or individual directors. Shareholders wishing to communicate with either the Board as a whole, a Board Committee or an individual member may do so by sending a written communication addressed to the Board of Directors of Baldwin & Lyons, Inc. or to the committee or to an individual director, c/o Corporate Secretary, Baldwin & Lyons, Inc., 1099 N. Meridian Street, Indianapolis, Indiana, 46204 or by sending an electronic mail message to boardofdirectors@baldwinandlyons.com. All communications will be compiled by the Secretary of the Corporation and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.


CODE OF CONDUCT

         The Board of Directors has adopted a Code of Ethics which is applicable to all directors, officers at the vice president level and above as well as certain other employees with control over accounting data. The Code of Conduct is available on the Corporation's website at www.baldwinandlyons.com.


REPORT OF THE AUDIT COMMITTEE

         In accordance with its written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A, the Audit Committee of the Board (the "Audit Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During the calendar year 2005, the Audit committee met five times. The full Committee discussed and reviewed the interim financial information contained in the Corporation's quarterly Forms 10-Q with the CEO, the CFO and the independent auditors prior to filing with the Securities and Exchange Commission.

         In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Corporation that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 "Independence Discussions with Audit Committees," and discussed with the auditors any relations that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management, the internal audit manager and the independent auditors the quality and adequacy of the Corporation's internal controls and the internal audit function's organization, responsibilities, budget and staffing. The Audit Committee also reviewed both with the independent auditors and the internal audit manager their audit plans, audit scope and identification of audit risks.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees," and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

         The Audit Committee reviewed the audited financial statement of the Corporation as of and for the year ended December 31, 2005, with management and the independent auditors. Management has the responsibility for the preparation of the Corporation's financial statements and the independent auditors have the responsibility for the examination of those statements.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Audit committee recommended to the Board of Directors that the Corporation's audited financial statements be included in the Annual Report on Form 10K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Audit Committee also recommended the reappointment, subject to the shareholder approval, of the independent auditors and the Board of Directors concurred in the recommendation.

         All of the members of the Audit Committee are independent directors, as that term is defined by applicable rules.

AUDIT COMMITTEE
         Otto N. Frenzel, III, Chairman
         John M. O'Mara
         John Pigott



AUDIT FEES

AUDIT FEES

         Fees for audit services performed by Ernst & Young, LLP totaled $444,100 for the year ended December 31, 2005 and $389,500 for the year ended December 31, 2004, including fees associated with the annual audit, reviews of quarterly reports on Forms 10-Q and 10-Q/A and statutory audits and loss reserve certifications required by regulatory authorities as well as the review of the internal controls of the Corporation by Ernst & Young, LLP as required by
Section 404 of the Sarbanes-Oxley Act.

AUDIT-RELATED FEES

         Fees for audit-related services paid to Ernst & Young, LLP totaled $5,000 for each of the years ended December 31, 2005 and December 31, 2004, consisting of certification of reports required by regulatory authorities.

TAX FEES
         Fees for tax services, including fees for review of the consolidated federal income tax return, are expected to total $6,700 for the year ended December 31, 2005 and totaled $6,990 for the year ended December 31, 2004.

ALL OTHER FEES
         No fees were billed by Ernst & Young LLP for professional services rendered during the fiscal years ended December 31, 2005 and 2004 other than those specified above.

         The Audit Committee pre-approves audit engagement terms and fees prior to the commencement of any audit work, other than that which may be necessary for the independent auditor to prepare the proposed audit approach, scope and fee estimates. The independent auditors submit a written proposal that details all audit and audit-related services. Audit fees, with the exception of internal control attestation required by Sarbanes-Oxley Act, are fixed and contained in the proposal. Internal control attestation fees are estimated prior to the commencement of fieldwork but are subject to change depending on the amount of work required to comply with these new provisions. The Corporation received a three year proposal for the audit engagement for the years 2004, 2005 and 2006 and have completed the second year of that proposal. The Audit Committee reviewed the nature and dollar value of services provided under the engagement. Any future revisions will also be reviewed and pre-approved by the Audit Committee.

         There were no fees in 2005 or 2004 which were not pre-approved by the Audit Committee. All services described above under the captions "Audit Fees", Audit-Related Fees" and "Tax Fees" were approved by the Audit Committee pursuant to SEC Regulation S-X, Rule 2-01(c)(7)(i).

EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table discloses, for the years ended December 31, 2005, 2004 and 2003, the cash compensation paid by the Corporation, as well as certain other compensation paid or accrued for those years, to each person who served as the Chief Executive Officer of the Corporation during the year and to each of the five most highly compensated executive officers of the Corporation in all capacities in which they served.

SUMMARY COMPENSATION TABLE

                                                                                LONG TERM COMPENSATION
                                                                       ------------------------------------
                                           ANNUAL COMPENSATION                  AWARDS            PAYOUTS
------------------------- ------- ------------------------------------ ------------------------- ---------- -----------
          (a)              (b)        (c)          (d)         (e)         (f)          (g)         (h)         (i)
                                                            Annual     Restricted      SAR's       LTIP
        Name and                                              Comp/       Stock       Granted     Payouts    All Other
   Principal Position      Year    Salary ($)    Bonus ($)  Other ($)   Awards ($)      (#)         ($)       ($) <F1>
------------------------- ------- ------------ ------------ ---------- ------------ ------------ ---------- ------------
Gary W. Miller              2005      530,278     540,000        0            0              0         0        16,800
  President &               2004      506,000     540,000        0            0              0         0        16,000
  CEO                       2003      481,833     540,000        0            0         24,200         0        16,000
------------------------- ------- ------------ ----------- ----------- ------------ ------------ ---------- -------------
James W. Good               2005      407,911     473,000        0            0              0         0        16,800
  Executive Vice            2004      387,333     473,000        0            0              0         0        16,000
  President                 2003      368,354     473,000        0            0         21,200         0        16,000
------------------------- ------- ------------ ----------- ----------- ------------ ------------ ---------- -------------
Joseph J. DeVito            2005      391,242     473,000        0            0              0         0        16,800
  Executive Vice            2004      371,467     473,000        0            0              0         0        16,000
  President                 2003      352,889     473,000        0            0         21,200         0        16,000
------------------------- ------- ------------ ----------- ----------- ------------ ------------ ---------- -------------
James E.  Kirschner         2005      269,733     240,000        0            0              0         0        16,800
  Senior Vice Pres.         2004      260,027     200,000        0            0              0         0        16,000
  & Secretary               2003      242,472     240,000        0            0         13,200         0        16,000
------------------------- ------- ------------ ----------- ----------- ------------ ------------ ---------- -------------
G. Patrick Corydon          2005      283,633     270,000        0            0              0         0        16,800
  Senior Vice Pres.         2004      269,561     270,000        0            0              0         0        16,000
  & CFO                     2003      255,556     270,000        0            0         13,200         0        16,000
------------------------- ------- ------------ ----------- ----------- ------------ ------------ ---------- -------------

<F1> Corporation contribution to Salary Saving and Profit Sharing Plan (401K)
Plan.

2002 STOCK PURCHASE PLAN

         At the 2002 Annual Meeting of Shareholders, the Board of Directors proposed, and the shareholders of the Corporation adopted, the Baldwin & Lyons, Inc. 2002 Stock Purchase Plan (the "Stock Purchase Plan"). The Stock Purchase Plan was intended to encourage officers and certain management personnel of the Corporation to purchase additional Class B Common Shares in the open market. The Stock Purchase Plan authorized the Corporation to loan the funds necessary to enable participating management personnel to make those purchases. Each loan is evidenced by a ten year full recourse promissory note, interest only payable annually in arrears and is secured by a pledge of all of the shares purchased. The loans were offered to officers and certain other management personnel and forty-nine employees originally participated in the program. As of December 31, 2005, fourteen employees have outstanding loans with all others having been fully paid to the Corporation. For detailed information concerning the loans to the Named Executive Officers as well as overall information concerning the loans to all employees see "Transactions with Management and Others" on page 16 of this Proxy Statement. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.

CORPORATION PERFORMANCE

         The following graph shows a five year comparison of cumulative total return for the Corporation's Class B common shares, the NASDAQ Insurance Stock Index and the Russell 2000 Index.

                            CUMULATIVE TOTAL RETURN
                  BALDWIN & LYONS, INC. (CLASS B COMMON SHARES)
           EDGAR PRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                            BALDWIN & LYONS      NASDAQ
                                 CLASS B    INSURANCE STOCKS  RUSSELL 2000
                            --------------- ----------------- -------------
December 31, 2000               100.000           100.000         100.000
December 31, 2001               111.828           107.173         101.028
December 31, 2002               104.774           108.015          79.228
December 31, 2003               157.796           133.476         115.176
December 31, 2004               161.989           162.053         134.753
December 31, 2005               153.710           181.622         139.230



OPTION/STOCK/EQUITY APPRECIATION GRANTSTED]

         No stock options or Equity Appreciation Rights were granted in 2005.



STOCK OPTIONS-- EXERCISES AND HOLDINGS

         The following table contains information about options exercised during 2005 and the unexercised stock options held as of the end of 2005, by the Named Executive Officers.

         Options shown in the table below represent discounted stock options and fair market value options granted under the Baldwin & Lyons Employee Discounted Stock Option Plan. Each option represents the right for the employee to acquire one Class B common share upon payment in cash of the option exercise price. The Corporation has not granted any stock appreciation rights and none are outstanding.


                   AGGREGATED OPTION/SAR EXERCISES IN THE LAST
                       YEAR AND YEAR END OPTION/SAR VALUES


             (a)                        (b)              (c)                (d)                   (e)
                                                                                                Value of
                                                                         Number of             Unexercised
                                      Shares            Value           Unexercised           In-the-Money
                                   Acquired on      Realized ($)    Options At Year End    Options At Year End
             Name                  Exercise (#)                           (#)(E)                 ($)(V)
------------------------------- ------------------- -------------- ---------------------- ----------------------
Gary W. Miller                         15,000            76,800             110,000                407,000
------------------------------- ------------------- -------------- ---------------------- ----------------------
James W. Good                          40,000           216,100              53,750                198,875
------------------------------- ------------------- -------------- ---------------------- ----------------------
Joseph J. DeVito                            0                 0              93,750                346,875
------------------------------- ------------------- -------------- ---------------------- ----------------------
James E.  Kirschner                         0                 0              62,500                231,250
------------------------------- ------------------- -------------- ---------------------- ----------------------
G.  Patrick Corydon                         0        (A) 55,728              30,000                111,000
------------------------------- ------------------- -------------- ---------------------- ----------------------

  (E) All of the options are exercisable at December 31, 2005.
  (V) Market value of underlying securities at year end, minus exercise price.
  (A) Adjustment for tax gross-up of options exercised in 2004.



EQUITY APPRECIATION RIGHTS-- EXERCISES AND HOLDINGS

         The following table contains information about unexercised Equity Appreciation Rights ("Rights") held by the Named Executive Officers as of December 31, 2005 as well as Rights exercised during 2005.

         Rights shown in the table below were issued by the Corporation to each of the Named Executive Officers. Each Right entitles the employee to payment, in cash, for the appreciation in the book value of one share of the Corporation's common stock from the end of the quarter immediately prior to the date of grant through the end of the quarter immediately prior to the date of exercise. The Rights vest and become exercisable at the rate of one-third per year at the end of the one-year, two-year and three-year periods from the date of grant. Any unexercised Rights terminate five years from the date of grant. Restrictions on maximum appreciation exist on certain of the Rights and limitations on the amount of dividends paid to shareholders which reduce book value apply to all Rights.

         Rights may not be exercised to acquire shares of the Corporation. The value of Rights does not necessarily coincide with the market value of the Corporation's shares but, rather, is linked to the book value of the Corporation's shares, which is considered to more closely reflect the actual performance of the Corporation. Rights are generally not subject to certain market factors which may affect, either positively or negatively, the market value for the Corporation's Class A or Class B shares.

           AGGREGATED EQUITY APPRECIATION RIGHT EXERCISES IN THE LAST
               YEAR AND YEAR END EQUITY APPRECIATION RIGHT VALUES

             (a)                        (b)              (c)                (d)                    (e)
                                                                                                Value
                                                                                                of
                                                                         Number of             Unexercised
                                    Number of           Value           Unexercised           In-the-Money
                                      Rights        Realized ($)    Rights At Year End     Rights At Year End
             Name                 Exercised (#)                             (#)                  ($)(V)
------------------------------- ------------------- -------------- ---------------------- ----------------------
                                                                            16,133 (E)             67,760 (E)
Gary W. Miller                        50,000           597,500               8,067 (N)             33,880 (N)
------------------------------- ------------------- -------------- ---------------------- ----------------------
                                                                            14,133 (E)             59,360 (E)
James W. Good                         25,000           298,750               7,067 (N)             29,680 (N)
------------------------------- ------------------- -------------- ---------------------- ----------------------
                                                                            14,133 (E)             59,360 (E)
Joseph J. DeVito                      25,000           295,470               7,067 (N)             29,680 (N)
------------------------------- ------------------- -------------- ---------------------- ----------------------
                                                                             8,800 (E)             36,960 (E)
James E.  Kirschner                   25,000           288,500               4,400 (N)             18,480 (N)
------------------------------- ------------------- -------------- ---------------------- ----------------------
                                                                             8,800 (E)             36,960 (E)
G.  Patrick Corydon                   25,000           298,750               4,400 (N)             18,480 (N)
------------------------------- ------------------- -------------- ---------------------- ----------------------

  (V) Book value at year end, minus book value at date of grant.
  (E) Exercisable at December 31, 2005.
  (N) Not exercisable at December 31, 2005.

TRANSACTIONS  WITH MANAGEMENT AND OTHERS

         The Corporation, through it subsidiary Protective, has invested $9,000,000 in two limited partnerships managed by Millennium Group, LLC ("Millennium"). Millennium is owned by NV Capital Holdings, LLC ("NV"). Thomas
H. Patrick, together with Nathan Shapiro and affiliates, owns 60% of NV in the aggregate. Messrs. Patrick and Shapiro are directors of the Corporation. During 2005, Protective has recorded $98,945 in management fees and $205,546 in performance based fees to Millennium for management of these limited partnerships. The Corporation has been informed that the fee rates applied to its investments in partnerships managed by Millennium are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

         Protective has invested $15,000,000 in the New Vernon India Fund, L.P. ("India Fund") which is managed by New Vernon Management, LLC ("NVM"), an affiliate of NV. During 2005, Protective recorded $382,364 in management fees and $1,481,085 in performance based fees to NVM and its affiliates for management of this limited partnership. The Corporation has been informed that the fee rates applied to its investment in the India Fund are the same as, or lower than, the fee rates charged to unaffiliated customers for similar investments.

         The Corporation, Protective and Sagamore utilize SF Investments, Inc. ("SF"), a broker-dealer firm of which Nathan Shapiro is President. SF manages a portion of Protective's equity securities portfolio with a market value of approximately $11,272,000 at year end 2005 and serves as agent for purchases and sales of securities. The Corporation has been informed that commission rates charged by SF to the Corporation and its subsidiaries are no higher, and often less than, rates charged to non-affiliated customers for similar investments. Total commissions earned by SF on these transactions were approximately $105,400 during 2005. SF also manages a portion of Protective's fixed income securities portfolio with a market value of approximately $16,455,000 at year end 2005. Fees paid for the management of this portfolio totaled approximately $16,900 during 2005. The Corporation also paid approximately $157,000 during 2005 to SF and its affiliates for advice and counseling on the Corporation's investment portfolio.

         Protective had previously entered into an agreement with an associate of SF for management of a portion of Protective's equity securities portfolio. That agreement was terminated during the third quarter of 2005. During 2005, that associate earned performance-based compensation and management services fees and expense reimbursements totaling approximately $90,000. The Corporation has been informed that SF retained none of this compensation for its own account.

         The Corporation, Protective, and Sagamore had agreements with ABN AMRO Asset Management (US) ("ABN") for the management of substantial portions of the Corporations' investment portfolios. Those agreements were terminated effective October 1, 2005 when the investment management duties were transferred to a new, non-affiliated, manager. ABN was paid a management fee based on the average cost of investments managed. During 2005, a total of approximately $232,000 was paid by the Corporation and its subsidiaries to ABN for its management services. Stuart D. Bilton, a director of the Corporation, is Vice Chairman of ABN.

         The 2002 Stock Purchase Plan authorized the Corporation to loan the funds necessary to enable participating employees to purchase shares of Class B Common stock of the Corporation. The loans were made to a total of forty-nine employees, including the Named Executive Officers. The full-recourse notes evidencing the loans bear interest at the prime rate effective on the date of the loan and are secured by share certificates covering the full value of the loans. As of December 31, 2005, a total of $2,266,384 in principal and $72,0979 in interest was owed to the Corporation by loan plan participants. Included within that amount are sums due from Mr. DeVito of $1,595,664. During the year ended December 31, 2005, all loan plan participants paid interest to the Corporation in the sum of $124,237, including $80,382 paid by Mr. DeVito. There were no defaults on any of the loans. As a result of legislation enacted during 2002, no further loans will be made under the 2002 Stock Purchase Plan.


INDEPENDENT AUDITORS

         Subject to ratification by the shareholders, the Board of Directors has appointed Ernst & Young LLP as independent auditors to audit the financial statements of the Corporation for 2006. Representatives of Ernst & Young LLP are expected to attend the Annual Meeting. They will be provided an opportunity to make a statement should they desire to do so and will be available to respond to appropriate inquiries from the shareholders. Ernst & Young LLP has acted as the Corporation's independent auditors since 1970.

         The Board of Directors recommends a vote "FOR" ratification of the selection of Ernst & Young LLP as independent auditors.



AMENDMENT TO DIRECTOR STOCK OPTION PLAN

         The Board of Directors adopted an amendment to the Baldwin and Lyons Deferred Director Stock Option Plan (the "Director Plan") on February 15, 2006 to increase the number of shares available for issuance under the Plan from 187,500 to 300,000 Class B Common Shares and to extend the term of the Director Plan to and including 2016. The amendment is subject to the approval of the shareholders at the Annual Meeting.

         The Director Plan, as initially adopted in 1989, authorized the issuance of a maximum of 50,000 shares Class B Common shares pursuant to the exercise of stock options granted under the Plan. As a result of a three for one share split and a subsequent five for four share split, the shares subject to the Director Plan were adjusted to 187,500 Class B Common Shares. Of the 187,500 authorized Class B Common shares, 163,255 have been previously granted to directors, 114,053 have been exercised and 49,202 of these shares currently remain outstanding as stock options. This leaves a balance of 24,245 Class B Common Shares available for future grants to new or current directors under the Director Plan.

         The Director Plan originally was intended to permit non-employee Directors to elect to defer all or a portion of their director fees and receive discount stock option with an economic value equal to the foregone director fees. The option could then be exercise for a period of ten years and one day. The majority of non-employee directors elected to defer all of their respective director's fees and therefore received discount stock option each quarter in lieu of cash payment of director fees. As a result of changes in applicable tax laws, and particularly those relating to deferral of income, the deferral of director fees under the Director Plan is no longer practical.

         The Director Plan was initially adopted at a time when Securities and Exchange Commission rules and regulations required that any stock-based grants or awards to directors be made pursuant to very strict formulas at times or under circumstances set forth explicitly in the terms of the plan. This was to assure that directors had no discretion over grants of options of stock-based compensation to themselves. These rules and regulations were substantially revised a number of years ago to allow the Board of Directors certain discretion over the timing and amount of the option grants to directors.

         Terms of the Options. In light of the changes in applicable law, the Director Plan now permits grants of non-qualified options to non-employee directors (currently 10 directors) at an exercise price equal to 100% of the fair market value of our Common Stock as of the date of the Annual Meeting of shareholders. As part of their regular annual directors' fees, each non-employee director is currently granted options to purchase 1,500 Class B Common Shares, such grant to be effective on the date of the annual meeting of the Company. The number of options granted may be changed in the future by resolution of the Board of Directors to a greater or lesser number. All current directors who are not executive officers of the Company will, as a group, receive an aggregate of 15,000 Class B Common shares per year. As of March 14, 2006, the market price for the Class B shares was $24.44 per share. No director who is an employee of the Corporation nor any other persons are eligible under the Director Plan. The options will have no more than a ten-year term from the date of grant, but will terminate six months after the death of the director should that date be earlier than normal termination of the option.

         Adjustment for Changes in Capitalization. In the event any change is made in the Company's capitalization, such as a stock split or stock dividend, which results in a greater or lesser number of shares of Company Class B Common Stock outstanding, appropriate adjustment shall be made in the option price and in the number of shares subject to the Director Plan and to each outstanding option. In the event of a proposed dissolution or liquidation of the Company, to the extent that an option is still outstanding, it will terminate immediately prior to the consummation of the proposed dissolution or liquidation. In the event of a merger or the sale of substantially all of the Company's assets, all outstanding options shall be assumed or substituted by the successor corporation, or if they are not assumed or substituted, they shall become fully vested and exercisable. The plan will terminate in May 2016 unless sooner terminated by the Board. No termination may unilaterally alter or impair the rights of an optionee under an outstanding option granted prior to the termination.

         Federal Income Tax Consequences. No income will be realized by an optionee on the grant of an option under the Director Plan. Upon the exercise of a nonqualified stock option, the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price of the option will be ordinary income to the optionee as of the date of exercise. The Company is generally entitled to a federal tax deduction equal to the excess amount in the year of exercise of the option.

         Number of Shares Available for Future Grant. The number of shares available for issuance under the Director Plan will increase by 112,500 shares to 300,000. Of these, 114,053 shares have been issued prior to this date pursuant to exercises of stock options and 49,202 shares are subject to currently outstanding options. If the increase is approved, a balance of 136,745 shares will be available for future grants.

         Extension of Term of Plan. In order to continue to have the Director Plan be effective, the Board of Directors adopted an amendment to extend the term of the Director Plan to 2016.

                                NEW PLAN BENEFITS
                           DEFERRED DIRECTOR FEE PLAN
----------------------------------------------- ------------------------------- --------------------------------------
              Name and Positions                       Dollar Value($)                    Number of Options
----------------------------------------------- ------------------------------- --------------------------------------
Non-Executive Director Group (10 Persons)                                                      15,000
----------------------------------------------- ------------------------------- --------------------------------------

         The Board of Directors unanimously recommends that the shareholders vote "FOR" this Proposal.

VOTE REQUIRED FOR APPROVAL

         Shareholders owning a majority of the Class A shares outstanding must be present or represented by proxy in order to constitute a quorum for the transaction of business. Thus, a total of 1,333,334 Class A shares will be required at the meeting for there to be a quorum. In order to elect the directors for the ensuing year, amendment of the Director Option Plan and to confirm the appointment of Ernst & Young LLP as the Corporation's independent auditors, a majority of the votes present at the meeting, either in person or by proxy, a quorum being present, will be required.


SUBMISSION OF SHAREHOLDER PROPOSALS

         Shareholder proposals to be presented at the 2007 Annual Meeting of Shareholders must be received by the Corporation at its principal office on or before November 30, 2006 to be considered for inclusion in the Corporation's proxy materials for that meeting.


OTHER MATTERS

         The Corporation knows of no other matters to be presented for action at the meeting. If any other matters should properly come before the meeting, or any adjournment of the meeting, those matters will be acted on by the persons named as proxies in the accompanying Proxy. The proxies will use their best judgment to vote the shares in the best interests of the Corporation.

         The Annual Report to Shareholders contains financial statements for the year ended December 31, 2005 and other information about the operations of the Corporation. The Annual Report is enclosed with this proxy statement but is not regarded as proxy soliciting material. In addition, the Report of the Compensation and Employee Benefits Committee and the Comparative Cumulative Total Return graph included in this proxy statement, as well as the Audit Committee Charter, are not regarded as proxy soliciting material.

         Each shareholder is urged to mark, date, sign and return the enclosed proxy card in the envelope provided for that purpose. Prompt response is helpful, and your cooperation will be appreciated.

March 31, 2006

                                                 By Order of the Board of
                                                 Directors




                                                 James E. Kirschner
                                                 Secretary

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

I.    PURPOSE

The Audit Committee's primary function is to assist the Board of Directors in fulfilling the Board's oversight responsibilities to shareholders and others relating to (a) the Company's financial statements prepared for shareholders and the investment community; (b) the Company's systems of internal accounting and financial controls; (c) the Company's auditing, accounting and financial reporting processes generally; and (d) the Company's compliance with legal and regulatory requirements.

The Audit Committee's primary duties and responsibilities are to:

o Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.
o Review and appraise the audit efforts of the Company's independent auditors and internal auditing department.
o Provide an open avenue of communication among the independent auditors, financial and senior management, the internal audit department, and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of three or more directors. Each member of the Audit Committee shall be an independent director, as defined under Federal Securities laws or shall be admitted to the Committee using exemptions allowed under Federal Securities laws. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices and at least one member shall qualify as a financial expert as defined by the SEC. The Audit Committee may also include such other members as the Board deems necessary and appropriate to ensure a balance of expertise and appropriate representation of shareholder interests. Further, the Audit Committee shall have the authority and funding to retain special legal, accounting or other consultants to advise the Committee.

The members of the Audit Committee shall be elected by the Board annually or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

III.  MEETINGS

The Audit Committee shall meet quarterly with management, the Company's internal audit manager and the Company's independent auditors to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately. In addition, the Audit Committee or its Chair shall meet with the independent auditors quarterly to review the Company's financial statements, consistent with section IV.3 below. All meetings may exclude management, at the sole discretion of the Chair or the Committee.

IV.  RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

DOCUMENTS/REPORTS REVIEW

1. Review this Charter at least annually, and update the Charter as circumstances warrant.

2. Review the Company's Annual Report on Form 10-K prior to its filing (or the annual report to shareholders if distributed prior to filing of the Form 10-K) and discuss with the Company's independent auditors the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

3. Review the Company's Quarterly Report on Form 10-Q prior to its filing and discuss with the Company's independent auditors the quality of accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Also, the Committee shall discuss the results of the auditor's limited quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Audit Committee may represent the entire Committee for purposes of this review.

4. Review and approve with Company management, independent auditors and internal auditors any off-balance sheet financing and related party transactions.

5. Review the Company's code of conduct to ensure that it is adequate and up-to-date.

INDEPENDENT AUDITORS

6. Recommend to the Board of Directors the selection of the Company's independent auditors, considering independence and effectiveness, and review the fees and other compensation to be paid to the independent auditors.

7. Ascertain that the lead or concurring audit partner has not served in that capacity for more than five years and that other engagement partners have not served more than seven years at the partner level on the Company's audit.

8. On an annual basis, the Audit Committee shall receive a written description from the Company's independent auditors of all significant relationships the independent auditors have with the Company. The Audit Committee shall review and discuss with the auditors all significant relationships the independent auditors have with the Company to determine the auditors' independence.

9. Monitor all auditing services, internal control related services and non-audit services performed by the independent auditors and approve all such services in advance.

10. Discuss with the independent auditors the overall scope and plans for their audit including the adequacy of staffing.

11. Review the performance of the Company's independent auditors and recommend to the Board of Directors any proposed discharge of the independent auditors when circumstances warrant.

12. Periodically consult with the independent auditors out of the presence of management about internal controls and the organization's financial statements.

INTERNAL AUDIT PROCESS

13. Review activities, organizational structure, and qualifications of the internal audit department.

14. Establish an independent reporting relationship between the internal audit manager and the Audit Committee. This relationship will be separate and apart from the administrative reporting relationship between the internal audit staff and the C.E.O. and/or C.F.O. and shall be the primary to any such administrative reporting relationship.

15.      Review all internal audit reports and management's response thereto.

FINANCIAL REPORTING PROCESS

16. In consultation with the independent auditors and the internal audit manager, review the Company's financial reporting processes, both internal and external.

17. Consider the independent auditors' judgments about the Company's accounting principles as applied in its financial reporting.

18. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors or management.

WHISTLEBLOWER COMPLIANCE

19. Review the procedures for the anonymous receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters that may be submitted by any party internal or external to the organization.

20. Review any complaints hat are received and take appropriate action based on the results of such review.

PROCESS IMPROVEMENT

21. Establish regular systems of reporting to the Audit Committee by management, the independent auditors and the internal audit department regarding any significant judgments made in management's preparation of the financial statements and the appropriateness of such judgments.

22. Following completion of the Company's annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

23. Review any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements.

24. Review with the independent auditors, the internal audit department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.





[GRAPHIC OMITTED][GRAPHIC OMITTED]
Baldwin & Lyons, Inc.
[GRAPHIC OMITTED]

                                                                      APPENDIX B



PROXY
                              BALDWIN & LYONS, INC.
                1099 North Meridian Street, Indianapolis, Indiana

                  Annual Meeting of Shareholders -- May 2, 2006
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Gary W. Miller, James Kirschner and G. Patrick Corydon or any of them, with powers of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Baldwin & Lyons, Inc. to be held on May 2, 2006, and at any adjournment thereof, with all of the powers the undersigned would possess if personally present, as follows:



1.  ELECTION OF DIRECTORS           [   ]         WITHHOLD AUTHORITY     [   ]
    FOR all nominees listed below                 to vote for all nominees
    (except as marked to the                       listed below
           contrary below)


     Stuart D. Bilton, Joseph J. DeVito, Otto N. Frenzel III, James W. Good, Gary W. Miller, Jon Mills, John M. O'Mara, Thomas H. Patrick, John A. Pigott,
         Nathan Shapiro, Norton Shapiro, Robert Shapiro, John D. Weil.

    (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name in the space provided below.)


-------------------------------------------------------------------------------
           (Continued, and to be signed and dated, on the other side.)

2. AMENDENT OF DEFERRED DIRECTOR FEE STOCK OPTION PLAN TO INCREASE CLASS B SHARES UNDER THE PLAN TO 300,000 AND EXTEND EXPIRATION OF THE PLAN TO 2016.

            [   ] FOR             [   ] AGAINST         [   ] ABSTAIN

3.  RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP as independent auditors

            [   ] FOR             [   ] AGAINST         [   ] ABSTAIN

4. In their discretion, on such other matters as may properly come before the meeting.

         THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL NOMINEES NAMED IN PROPOSAL 1, FOR INCREASE OF THE CLASS B COMMON SHARES SUBJECT TO THE PLAN AND EXTENSION OF THE PLAN AS DESCRIBED IN PROPOSAL 2 AND FOR THE RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITORS NAMED IN PROPOSAL 3.

                                Please sign exactly as your name appears hereon.


Dated:                      , 2006
       --------------------
   Address correction requested.

                                        ---------------------------------------
                                               (Signature of Shareholder)



                                        ---------------------------------------
                                               (Signature of Shareholder)

                PLEASE SIGN AND RETURN THIS PROXY PROMPTLY.
Joint owners should each sign personally. Administrators, trustees, guardians, attorneys or others signing in a representative capacity should indicate the capacity in which they sign.